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                                                                     EXHIBIT 8.1

                 FORM OF TAX OPINION OF ANDREWS & KURTH L.L.P.

                                EXPLANATORY NOTE

     The form of opinion of Andrews & Kurth L.L.P. regarding certain United States income tax consequences of the Merger has been filed in two alternate forms. The form of opinion that will be executed and delivered will be dependent upon the form of the Merger (i.e., Merger Sub merging with and into Phoenix, with Phoenix as the surviving corporation ("Reverse Merger"); or Phoenix merging with and into Merger Sub, with Merger Sub as the surviving corporation ("Forward Merger")), which form of Merger will be selected by Apache on or prior to Closing Date.
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                 FORM OF TAX OPINION OF ANDREWS & KURTH L.L.P.

                            [Reverse Merger Version]

                                April [ ], 1996

The Phoenix Resource Companies, Inc.
6525 N. Meridian Avenue
Suite 102
Oklahoma City, OK 73116-1491

Dear Sirs:

     Section 6.2(h) of the Agreement and Plan of Merger by and among Apache Corporation (the "Parent"), YPY Acquisitions, Inc. (the "Merger Sub") and The Phoenix Resource Companies, Inc. (the "Company") dated as of March 27, 1996 (the "Merger Agreement") requires our opinion as to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), resulting from the proposed merger (the "Merger") of Merger Sub, with and into the Company, in return for voting stock of Parent and other consideration pursuant to the Merger Agreement.

     In rendering our opinion, we have assumed the Merger will occur in accordance with the Merger Agreement, and that no other arrangements between Parent, Merger Sub, the Company or any stockholders thereof exist other than those described in the Merger Agreement or Proxy Statement/Prospectus dated
               , 1996 which forms a part of a Registration Statement on Form S-4
(No.          ) of Parent; and we have relied on and assumed to be accurate, as of date hereof, as of the [Closing Date] and, without further inquiry, the following representations made by and on behalf of the Company, Parent and Merger Sub. All terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement.

                                REPRESENTATIONS

     1. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the common stock of the Company surrendered in the exchange.

     2. To the best of the knowledge of the Company's management, there is no plan or intention on the part of the stockholders of the Company to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the Closing Date, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date.

     For purposes of this representation, shares of the common stock of the Company exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Common Stock have been treated as outstanding common stock of the Company at the Closing Date. Additionally, shares of common stock of the Company and shares of Parent Common Stock held by the Company stockholders, if any, and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger were considered in making this representation.

     3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger.

     For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to stockholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for any
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regular, normal dividends) made by the Company will be included as assets of the
Company or Merger Sub, respectively, immediately prior to the Merger.

     4. Prior to the Merger, Parent will be in control of Merger Sub.

     For purposes of this representation and the following representations, control is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

     5. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company.

     6. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

     7. Parent has no plan or intention to liquidate the Company subsequent to the Closing Date; to merge the Company with or into another corporation subsequent to the Closing Date; to sell or otherwise dispose of any of the Company's assets or any assets acquired from Merger Sub subsequent to the Closing Date, except for dispositions made in the ordinary course of business.

     8. Merger Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the Merger.

     9. Following the Merger, the Company intends to, and Parent will cause the Company to, continue its historic business or use a significant portion of its historic business assets in a business.

     10. Parent, Merger Sub, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

     11. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

     12. In the Merger, shares of the common stock of the Company representing control of the Company will be exchanged solely for voting stock of Parent.

     13. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company.

     14. Parent does not own, nor has it owned during the past five years, any shares of the capital stock of the Company.

     15. Neither Parent, Merger Sub or the Company are investment companies.

     For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

     16. On the Closing Date, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

     17. Cash payments by Parent or Merger Sub to Company Stockholders in lieu of fractional shares of Parent Common Stock are solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Company Stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Company Stockholders in exchange for their shares of Company Stock. The fractional shares of each Company Stockholder will be aggregated, and no Company Stockholder will receive cash in an amount greater than the value of one full share of Company Common Stock.

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     18. The Company is not under the jurisdiction of a court in a case under
Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

     19. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the common stock of the Company.

     We are of the opinion, based on existing provisions of the Code, existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of such documents as we have deemed necessary, on our discussions with management of the Company, the foregoing representations and assumptions and any representations contained in the Merger Agreement or Affiliates Agreement, or any exhibits thereto, all assumed to be accurate as of the date hereof and as of the Closing Date, that:

          (i) the Merger of Merger Sub with and into the Company pursuant to the Merger Agreement and in accordance with applicable state law will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

          (ii) Parent, Merger Sub, and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

          (iii) the stockholders of Company will not recognize any gain or loss as a result of the Merger, other than to the extent such stockholders receive cash in lieu of a fractional share of Parent Common Stock.

     This opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Furthermore, should any of the representations or assumptions set forth above prove to be inaccurate, as of the Closing Date, our opinions may change.

     This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinions are rendered as of the date hereof and we assume no obligation to update or supplement these opinions to reflect any change of fact, circumstance, or law after the date hereof.

     This opinion is for the sole benefit of the addressee and may not be quoted, filed with any governmental authority, or otherwise circulated or relied upon by any other person or for any other purposes without our prior written consent.

                                          Very truly yours,

                                        3
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                 FORM OF TAX OPINION OF ANDREWS & KURTH L.L.P.

                            [Forward Merger Version]

                                April [ ], 1996

The Phoenix Resource Companies, Inc.
6525 N. Meridian Avenue
Suite 102
Oklahoma City, OK 73116-1491

Dear Sirs:

     Section 6.2(h) of the Agreement and Plan of Merger by and among Apache Corporation (the "Parent"), YPY Acquisitions, Inc. (the "Merger Sub") and the Phoenix Resource Companies, Inc. (the "Company") dated as of March 27, 1996 (the "Merger Agreement") requires our opinion as to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), resulting from the proposed merger (the "Merger") of the Company, with and into Merger Sub, in return for voting stock of Parent and other consideration pursuant to the Merger Agreement.

     In rendering our opinion, we have assumed the Merger will occur in accordance with the Merger Agreement, and that no other arrangements between Parent, Merger Sub, the Company or any stockholders thereof exist other than those described in the Merger Agreement or Joint Proxy Statement/Prospectus
dated                , 1996 which forms a part of a Registration Statement on
Form S-4 (No.          ) of Parent; and we have relied on and assumed to be
accurate, as of date hereof, as of the [Closing Date] and, without further inquiry, the following representations made by and on behalf of the Company, Parent and Merger Sub. All terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement.

                                REPRESENTATIONS

     1. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the common stock of the Company surrendered in the exchange.

     2. To the best of the knowledge of the Company's management, there is no plan or intention on the part of the stockholders of the Company to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the Closing Date, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date.

     For purposes of this representation, shares of the common stock of the Company exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Common Stock have been treated as outstanding common stock of the Company at the Closing Date. Additionally, shares of common stock of the Company and shares of Parent Common Stock held by the Company stockholders, if any, and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger were considered in making this representation.

     3. Following the Merger, the Merger Sub will acquire at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets, held immediately prior to the Merger.

     For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to stockholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for any regular, normal dividends) made by the Company will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.
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     4. Prior to and immediately after the Merger, Parent will own 100 percent of the stock of Merger Sub and no Merger Sub stock will be issued to shareholders of the Company in connection with the Merger.

     5. The Merger Sub has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Merger Sub.

     6. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

     7. Parent has no plan or intention to liquidate Merger Sub subsequent to the Closing Date; to merge Merger Sub with or into another corporation subsequent to the Closing Date; to sell or otherwise dispose of any of the Merger Sub's assets or any assets acquired from the Company subsequent to the Closing Date, except for dispositions made in the ordinary course of business.

     8. Following the Merger, Merger Sub intends to, and Parent will cause Merger Sub to, continue the Company's historic business or use a significant portion of its historic business assets in a business.

     9. Parent, Merger Sub, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

     10. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

     11. In the Merger, shares of the common stock of the Company representing at least 50 percent of the stock of Company will be exchanged solely for stock of Parent.

     12. Parent does not own, nor has it owned during the past five years, any shares of the capital stock of the Company.

     13. Neither Parent, Merger Sub or the Company are investment companies.

     For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

     14. On the Closing Date, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

     15. Cash payments by Parent or Merger Sub to Company Stockholders in lieu of fractional shares of Parent Common Stock are solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Company Stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Company Stockholders in exchange for their shares of Company Stock. The fractional shares of each Company Stockholder will be aggregated, and no Company Stockholder will receive cash in an amount greater than the value of one full share of Company Common Stock.

     16. The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

     17. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the common stock of the Company.

     We are of the opinion, based on existing provisions of the Code, existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of such documents as we have deemed necessary, on our discussions with management of the Company, the foregoing representations and assumptions and any representations contained in the Merger Agreement or

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

Affiliates Agreement, or any exhibits thereto, all assumed to be accurate as of the date hereof and as of the Closing Date, that:

          (i) the Merger of the Company with and into Merger Sub pursuant to the Merger Agreement and in accordance with applicable state law will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

          (ii) Parent, Merger Sub, and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

          (iii) the stockholders of Company will not recognize any gain or loss as a result of the Merger, other than to the extent such stockholders receive cash in lieu of a fractional share of Parent Common Stock.

     This opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Furthermore, should any of the representations or assumptions set forth above prove to be inaccurate, as of the Closing Date, our opinions may change.

     This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinions are rendered as of the date hereof and we assume no obligation to update or supplement these opinions to reflect any change of fact, circumstance, or law after the date hereof.

     This opinion is for the sole benefit of the addressee and may not be quoted, filed with any governmental authority, or otherwise circulated or relied upon by any other person or for any other purposes without our prior written consent.

                                          Very truly yours,

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